Exhibit 10.1

$100,000,000

MACROVISION SOLUTIONS CORPORATION

MACROVISION CORPORATION

11% Senior Notes due 2013

Purchase Agreement

April 29, 2008

J.P. Morgan Securities Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Macrovision Solutions Corporation, a Delaware corporation (the “Company”), and Macrovision Corporation, a Delaware corporation (“Macrovision” and, together with the Company, the “Issuers”), propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $100,000,000 principal amount of their 11% Senior Notes due 2013 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of May 2, 2008 (the “Indenture”) among the Issuers, the guarantors listed on Schedules 2 and 3 hereto (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”). Upon consummation of the acquisition of Gemstar-TV Guide International Inc. (“Gemstar”) by the Company (the “Acquisition”), the Guarantors listed on Schedule 2 hereto (the “Gemstar Guarantors”) will execute a joinder agreement (the “Joinder Agreement”) pursuant to which the Gemstar Guarantors will become parties hereto. The representations, warranties and agreements of the Gemstar Guarantors shall not become effective until the consummation of the Acquisition, at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuers and the Guarantors have prepared a preliminary offering memorandum dated April 17, 2008 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Issuers, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum and copies of the Offering Memorandum have been, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum and references thereto shall be deemed to refer to and include any document (or portion thereof) incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Offering Memorandum shall have been prepared.

The Issuers hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Issuers agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof plus accrued interest, if any, from May 2, 2008 to the Closing Date. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Initial Purchasers hereby advise the Issuers that they intend to offer the Securities for resale on the terms set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Issuers and the Initial Guarantors (as hereinafter defined) and, on the Closing Date after the execution and delivery of the Joinder Agreement, the Gemstar Guarantors, that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) outside the United States in accordance with the restrictions set forth in Annex A hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Issuers and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuers, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Heller Ehrman LLP at 10:00 A.M., New York City time, on May 2, 2008, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made to the Issuers by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial

Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors listed on Schedule 3 hereto (the “Initial Guarantors”) jointly and severally represent and warrant on the date hereof and at the Closing Date (it being understood that representations and warranties by the Issuers and the Initial Guarantors as to Gemstar and its subsidiaries are made to the knowledge of the Issuers and the Initial Guarantors after due inquiry), and upon execution and delivery of the Joinder Agreement, each Gemstar Guarantor jointly and severally represents and warrants, in each case, to each Initial Purchaser that:

(a) Preliminary Offering Memorandum and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum at the Time of Sale, did not, and in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

(b) Additional Written Communications. The Issuers (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum and (ii) the Offering Memorandum. Each such Issuer Written Communication, when taken together with the Offering Memorandum, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication. Any information in an Issuer Written Communication that is not otherwise included in the Offering Memorandum does not conflict with the information contained in the Offering Memorandum (and that has not been superseded or modified).

(c) Incorporated Documents. The documents incorporated by reference in the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”) (or, in the case of documents (or portions thereof) that have been amended by amendments filed with the Commission and incorporated by reference the Offering Memorandum, when so amended), conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission thereunder, and when filed with the Commission (or, in the case of documents that have been amended by amendments filed with the Commission and incorporated by reference in the Offering Memorandum, upon the filing of such amendment) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The historical financial statements and the related notes thereto included in the Offering Memorandum present fairly the consolidated financial position of Macrovision and its subsidiaries and Gemstar and its subsidiaries as of the dates indicated and the consolidated results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of Macrovision and its subsidiaries or Gemstar and its subsidiaries, as the case may be, and in each case presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Offering Memorandum have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Offering Memorandum.

(e) No Material Adverse Change. Since December 31, 2007 (i) there has not been any material change in the capital stock (except for changes to Macrovision capital stock and/or Gemstar capital stock associated with the completion of the Acquisition) or long-term debt of the Company, Macrovision, Gemstar or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company, Macrovision or Gemstar on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company, Macrovision or Gemstar and their respective subsidiaries taken as a whole; (ii) neither the Company, Macrovision, Gemstar nor any of their respective subsidiaries has entered into any transaction or agreement that is materially adverse to the Company, Macrovision, Gemstar and their respective subsidiaries, each taken as a whole, or incurred any liability or obligation, direct or contingent, that is materially adverse to the Company, Macrovision, Gemstar and their subsidiaries, each taken as a whole; and (iii) neither the Company, Macrovision, Gemstar nor any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum

(f) Organization and Good Standing. The Company, Macrovision, Gemstar and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). None of the Company, Macrovision or Gemstar owns or controls, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 4 to this Agreement.

(g) Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of Macrovision, Gemstar, each of their respective subsidiaries and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and upon consummation of the Acquisition, will be owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h) Due Authorization. The Issuers and each of the Guarantors have full right, power and authority to execute and deliver, as applicable, this Agreement, the Joinder Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) The Indenture. The Indenture has been duly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date,

the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j) The Securities and the Guarantees. The Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Initial Guarantors.

(l) Joinder Agreement. As of the Closing Date, the Joinder Agreement will have been duly authorized by the Gemstar Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Gemstar Guarantors enforceable against the Gemstar Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n) No Violation or Default. None of the Company, Macrovision, Gemstar or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Macrovision, Gemstar or any of their respective subsidiaries is a party or by which the Company, Macrovision, Gemstar or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Macrovision, Gemstar or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Macrovision, Gemstar or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Macrovision, Gemstar or any of their respective subsidiaries is a party or by which the Company, Macrovision, Gemstar or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Macrovision, Gemstar or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, Macrovision, Gemstar or any of their respective significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any United States (or any political subdivision thereof) court or arbitrator or governmental or regulatory authority or to the Company’s, Macrovision’s or Gemstar’s knowledge, any non-United States court or arbitrator or governmental or regulatory authority, in either case is required for the execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(q) Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, Macrovision, Gemstar or any of their respective subsidiaries is or may be a party or to which any property of the Company, Macrovision, Gemstar or any of their respective subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Company, Macrovision, Gemstar or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of each of the Issuers and each of the Guarantors, no investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others, which, individually or in the aggregate, if determined adversely to the Company, Macrovision, Gemstar or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(r) Independent Accountants. (i) KPMG LLP, who have certified certain financial statements of Macrovision and its subsidiaries, are independent public accountants with respect to Macrovision and its subsidiaries and (ii) and Ernst & Young LLP, who have certified certain financial statements of Gemstar and its subsidiaries, are independent public accountants with respect to Gemstar and its subsidiaries, in each case (i) and (ii) above within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Real and Personal Property. The Company, Macrovision, Gemstar and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Macrovision, Gemstar and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Macrovision, Gemstar and their respective subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Intellectual Property.

(i) Except as described in the Offering Memorandum, the Company, Macrovision, Gemstar and their subsidiaries own or possess all patents, patent applications, inventions, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property necessary for the conduct of their respective businesses (“Intellectual Property”); and, to the Issuers’ and the Guarantors’ knowledge, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and, except as described in the Offering Memorandum, the Company, Macrovision, Gemstar and their respective subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others. Except as described in the Offering Memorandum, all Intellectual Property owned by the Company, Macrovision, Gemstar or their respective subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions, except as would not, singly or in the aggregate, have a Material Adverse Effect on the Company and the Guarantors. To the knowledge of the Company or Macrovision, except as would not have a Material Adverse Effect, and except as described in the Offering Memorandum, none of the patents owned or licensed by the Company, Macrovision and Gemstar and their respective subsidiaries that are material to the Company’s, Macrovision’s, Gemstar’s and their respective subsidiaries’ respective businesses is unenforceable or invalid; and the Company and the Guarantors are not aware of any basis for a finding that any of the Intellectual Property is invalid or unenforceable. The

Company, Macrovision, Gemstar and their respective subsidiaries have taken commercially reasonable actions to maintain and protect the Intellectual Property owned by the Company, Macrovision, Gemstar or their subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information, except for any failure, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Company, Macrovision, Gemstar and their respective subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to intellectual property, including, but not limited to, the Digital Millennium Copyright Act, except for any non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) Except as described in the Offering Memorandum, none of the Company, Macrovision, Gemstar or any of their respective subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, in each case which materially restricts or impairs their use of any Intellectual Property.

(iv) The Company, Macrovision, Gemstar and their respective subsidiaries have taken commercially reasonable actions to protect their rights in confidential information and trade secrets, to protect any confidential information provided to them by any other person, and to obtain ownership of all works of authorship and inventions made by their employees, consultants and contractors and which relate to the Company’s, Macrovision’s or Gemstar’s business, except for any failures that would not, individually or in the aggregate, have a Material Adverse Effect. All current executive officers, current employees and contractors that have a material role in the development of software for the Company, Macrovision, Gemstar or their respective subsidiaries have signed confidentiality and invention assignment agreements with the Company, Macrovision, Gemstar or their respective subsidiaries, as the case may be, except for any failure, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Macrovision, Gemstar or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company, Macrovision, Gemstar or any of their respective subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Offering Memorandum.

(v) Investment Company Act. None of the Company, Macrovision, Gemstar or any of their respective subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled”

by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. The Company, Macrovision, Gemstar and their respective subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed through the date hereof, or filed extensions as permitted by law; and except as otherwise disclosed in the Offering Memorandum, there is (i) no tax deficiency that has been asserted against the Company, Macrovision, Gemstar or any of their respective subsidiaries or any of their respective properties or assets and (ii) no tax deficiency that would be reasonably likely to be material to the Company, Macrovision, Gemstar and their respective subsidiaries, taken as a whole, that is reasonably expected to be asserted against the Company, Macrovision, Gemstar or any of their respective subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. The Company, Macrovision, Gemstar and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Offering Memorandum, none of the Company, Macrovision, Gemstar or any of their respective subsidiaries has received notice of any revocation or modification of any license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where such notice, modification or failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Macrovision, Gemstar or any of their respective subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, Macrovision’s, Gemstar’s or any of their respective subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z) Compliance With Environmental Laws. (i) The Company, Macrovision, Gemstar and their respective subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, Macrovision, Gemstar or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company, Macrovision or Gemstar or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company, Macrovision, Gemstar and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, Macrovision, Gemstar and their respective subsidiaries, and (z) none of the Company, Macrovision, Gemstar or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, Macrovision, Gemstar or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company, Macrovision, Gemstar nor any member of their Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for any failure, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Disclosure Controls. Macrovision and its subsidiaries and Gemstar and its subsidiaries each maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Macrovision or Gemstar, as the case may be in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Macrovision’s or Gemstar’s management, as the case may be, as appropriate to allow timely decisions regarding required disclosure. Macrovision and its subsidiaries and Gemstar and its subsidiaries have each carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. Macrovision and its subsidiaries and Gemstar and its subsidiaries each maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Macrovision and its subsidiaries and Gemstar and its subsidiaries each maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in Macrovision’s or Gemstar’s internal controls.

(dd) No Unlawful Payments. None of the Company, Macrovision, Gemstar or any of their respective subsidiaries nor, to the knowledge of each of the Issuers and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, Macrovision, Gemstar or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) Insurance. The Company, Macrovision, Gemstar and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies engaged in similar businesses; and none of the Company, Macrovision, Gemstar or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff) Compliance with Money Laundering Laws. The operations of the Company, Macrovision, Gemstar and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Macrovision, Gemstar or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(gg) Compliance with OFAC. None of the Company, Macrovision, Gemstar, any of their respective subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company, Macrovision, Gemstar or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the Acquisition, the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ii) No Restrictions on Subsidiaries. Upon consummation of the Acquisition, no subsidiary of the Company will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any Guarantor.

(jj) No Broker’s Fees. None of the Company, Macrovision, Gemstar or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ll) No Integration. None of the Company, Macrovision, Gemstar nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(mm) No General Solicitation or Directed Selling Efforts. None of the Company, Macrovision, Gemstar or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(nn) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(oo) No Stabilization. Neither of the Issuers nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Statistical and Market Data. Nothing has come to the attention of either Issuer or any Guarantor that has caused either Issuer or any Guarantor to believe that the statistical and market-related data included or incorporated by reference in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. Except as described in the Offering Memorandum, there is and has been no failure on the part of the Company, Macrovision or Gemstar or any of the Company’s, Macrovision’s or Gemstar’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) No Foreign Taxes, Duties or Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority required under applicable law to be paid in connection with the execution and delivery of this Agreement, the Indenture, the issuance or sale hereunder by the Issuers of the Securities, or the issuance by the Guarantors of the Guarantees other than all such taxes, duties or other similar fees or charges imposed by any jurisdiction outside the United States in which any Guarantor that is not organized under the laws of the United States or any political subdivision thereof (each a “Foreign Guarantor”) or any successor is organized or resident for tax purposes or any jurisdiction in which a paying agent for the Securities is located.

(uu) No Foreign Filings Required. The legality, validity, enforceability or admissibility into evidence of any of the Preliminary Offering Memorandum, the Offering Memorandum, this Agreement, the Securities, the Guarantees or the Indenture

in any jurisdiction in which a Foreign Guarantor is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(vv) No Foreign Licenses or Qualifications. It is not necessary under the laws of any jurisdiction in which a Foreign Guarantor is organized or does business that any of the holders of the Securities be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of any of this Agreement, the Securities, the Guarantees or the Indenture.

(ww) Submission to New York Jurisdiction. Each Foreign Guarantor has the power to submit and has taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”).

(xx) Legal Rights in Jurisdictions of Foreign Guarantors. A holder of Securities, the Trustee under the Indenture and each Initial Purchaser are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of each Foreign Guarantor for the enforcement of their respective rights under this Agreement, the Securities, the Guarantees and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than the requirement to post a bond or guarantee with respect to court costs and legal fees.

(yy) Judgment Enforcement in Foreign Courts. Subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for each Foreign Guarantor, the courts of the jurisdiction of formation and domicile of each Foreign Guarantor will recognize and enforce a judgment obtained against such Foreign Guarantor in a New York Court in an action arising out of or in connection with this Agreement, the Securities, the Guarantees or the Indenture, in each case, without reconsidering the merits thereof.

Upon consummation of the Acquisition and execution of the Joinder Agreement, any certificate signed by any officer of an Issuer, a Guarantor or their respective subsidiaries and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes and the Guarantees shall be deemed a joint and several representation and warranty by each of the Issuers, the Guarantors and their respective subsidiaries, as to matters covered thereby, to each Initial Purchaser.

4. Further Agreements of the Issuers and the Guarantors. Each of the Issuers and each of the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Issuers will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to the Offering Memorandum, the Issuers will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Issuers will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Issuers will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Preliminary Offering Memorandum, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Preliminary Offering Memorandum, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Offering Memorandum, such Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by either Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Preliminary Offering Memorandum, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(f) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither of the Issuers nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, each of the Issuers and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by either of the Issuers or any of the Guarantors and having a tenor of more than one year (it being understood that loans under the Credit Agreement are not securities and that the Issuers may borrow additional loans contemplated under the Credit Agreement).

(h) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of proceeds”.

(i) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Issuers and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) PORTAL and DTC. The Issuers will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(k) No Resales by the Issuers. The Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

(l) No Integration. Neither of the Issuers nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m) No General Solicitation or Directed Selling Efforts. Neither of the Issuers or any of their respective affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n) No Stabilization. Neither of the Issuers nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, hereby represents and agrees with the Issuers and the Initial Guarantors and, on the Closing Date after the execution and delivery of the Joinder Agreements, the Gemstar Guarantors, that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication prepared by such Initial Purchaser and approved by the Issuers in advance in writing or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuers and each of the Initial Guarantors and, on the Closing Date after the execution and delivery of the Joinder Agreement, the Gemstar Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities (including convertible debt securities) or preferred stock issued or guaranteed by either of the Issuers or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by either of the Issuers or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each of the Issuers has specific knowledge of such Issuer’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct and that the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) to the effect set forth in paragraphs (b) and (c) above, (iv) confirming that such officer has reviewed the financial books and records of Macrovision, and that at March 31, 2008, there was no material change in capital stock, increase in long-term debt, decrease in consolidated net current assets other than the reclassification of $75.8 million of auction rate securities from short-term marketable securities to long-term marketable securities, or stockholders’ equity on a consolidated basis for Macrovision and its subsidiaries compared to with amounts shown in Macrovision’s audited December 31, 2007 consolidated balance sheet and (v) confirming that all significant assumptions indicated in “Macrovision Solutions Corporation’s unaudited pro forma condensed combined financial data” in the Offering Memorandum have been reflected in the pro forma adjustments and that the unaudited pro forma condensed combined financial statements contained in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-K, except as indicated under “Securities and Exchange Commission review of Exchange Act reports” in the Offering Memorandum and except for the treatment of the exit from the Hawkeye anti-piracy service as a discontinued operation.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP and Ernst & Young LLP shall have furnished to the Representative, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained (or incorporated by reference) the Offering Memorandum; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Company. (i) Heller Ehrman LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, (ii) Heller Ehrman (Europe) LLP, United Kingdom counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and (iii) Maples and Calder, British Virgin Islands counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, in each case dated the Closing Date and addressed to the Initial Purchasers in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annexes B-1, B-2 and B-3 hereto.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, Macrovision, Gemstar and their respective subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) Credit Agreement. The Initial Purchasers shall have received a copy of the Credit Agreement that shall have been executed and delivered by a duly authorized officer of each of the Issuers and each of the Guarantors.

(k) PORTAL and DTC. The Securities shall have been approved by the FINRA for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(l) Joinder Agreement. At the Closing Date, the Gemstar Guarantors shall have entered into the Joinder Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(m) Acquisition. The Acquisition shall have been consummated in a manner consistent in all material respects with the description thereof in the Offering Memorandum.

(n) Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. Each of the Issuers and each of the Initial Guarantors and, on the Closing Date upon the execution and delivery of the Joinder Agreement, each of the Gemstar Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, each of the Initial Guarantors and, on the Closing Date upon the execution and delivery of the Joinder Agreement, the Gemstar Guarantors, each of their respective directors and officers and each person, if any, who controls either of the Issuers or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the fifth and sixth sentences of the 11th paragraph and the 13th paragraph, each under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuers, the Guarantors, their respective directors and officers and any control persons of the Issuers and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Issuers or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuers, the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by either of the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the other Initial Purchaser may in its discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the other Initial Purchaser does not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchaser to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the other Initial Purchaser or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser by the other Initial Purchaser and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require the non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus the Securities of the defaulting Initial Purchaser for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser by the other Initial Purchaser and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers or the Guarantors, except that each of the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, the Guarantors or the other Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Issuers, each of the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, each of the Gemstar Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’ and the Guarantors’ counsel and independent accountants and the fees and expenses of counsel to the Initial Purchasers; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors (it being understood that the Initial Purchasers shall be responsible for 50% in the aggregate of the expense of any chartered aircraft jointly used); provided, however, that except as expressly required by this Section 10 or Section 7, the Issuers and the Initial Guarantors shall have no obligation to pay any costs and expenses of the Representative or the other Initial Purchasers (including the legal costs and fees of counsel to the Representative and the other Initial Purchasers).

(b) If (i) this Agreement is terminated pursuant to Section 8 (except for Section 8(iv)), (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under Section 6, each of the Issuers and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, the Initial Guarantors and, upon execution and delivery of the Joinder Agreement, the Gemstar Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the

Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212)-270-1063); Attention: Rajesh Kapadia. Notices to the Issuers and the Guarantors shall be given to them at                     ,                     ,                     , (fax:            ); Attention:                    .

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. Each Foreign Guarantor (A) acknowledges that it will, by separate written instrument, designate and appoint the Company (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any Federal or state court in the State of New York, New York County or brought under Federal or state securities laws, and acknowledge that the Company will accept such designation, (B) submits for itself and its property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consents that any such proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agrees that a final judgment in any such suit or proceeding shall be conclusive and may be enforced in such Foreign Guarantor’s jurisdiction, (E) agrees that service of process upon the Company and written notice of said service to such Foreign Guarantor in accordance with Section 14(b) shall be deemed in every respect effective service of process upon such Foreign Guarantor in any such suit or proceeding and (F) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

To the extent that any Foreign Guarantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Agreement, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Foreign Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

(e) Judgment Currency. The Issuers and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Agreement:

(A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the business day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuers and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MACROVISION SOLUTIONS CORPORATION,
as Issuer

By:	/s/ Alfred J. Amoroso
Name:	Alfred J. Amoroso
Title:	President & CEO

MACROVISION CORPORATION, in its individual capacity as Issuer and as Managing Member of
ALL MEDIA GUIDE, LLC
MACROVISION INTERNATIONAL HOLDINGS LLC AND
MACROVISION SERVICE LLC, each as Guarantors

By:	/s/ Alfred J. Amoroso
Name:	Alfred J. Amoroso
Title:	President & CEO

MACROVISION EUROPE LIMITED, as Guarantor

By:	/s/ James Budge
Name:	James Budge
Title:	Director

ALL MEDIA GUIDE HOLDINGS, INC.
MACROVISION TM CORPORATION AND
MOODLOGIC, INC., as Guarantors

By:	/s/ Stephen Yu
Name:	Stephen Yu
Title:	Director

Accepted: April 29, 2008

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By:	/s/ Dan Alster
Dan Alster
Vice President

EXHIBIT A

Form of Joinder Agreement

WHEREAS, the Issuers, the Initial Guarantors and the Initial Purchasers named therein (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement, dated April 29, 2008 (the “Purchase Agreement”), providing for the insurance and sale of the Notes; and

WHEREAS, as a condition to the consummation of the offering of the Notes, each Gemstar Guarantor (as defined in the Purchase Agreement), which was originally not a party thereto, has agreed to join in the Purchase Agreement on the Closing Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, each Gemstar Guarantor party hereto hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereto acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor in the Purchase Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Purchase Agreement.

2. Representations and Warranties and Agreements of Gemstar Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby, that this Joinder Agreement has been duly and validly authorized, executed and delivered.

3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form, facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement this [    ]th day of [        ], 2008.

TV GUIDE, INC., in its individual capacity as Guarantor and as General Partner of ODS TECHNOLOGIES, L.P. a Guarantor

By:
Name:
Title:

APTIV DIGITAL DEVELOPMENT SERVICES, LLC
APTIV DIGITAL, INC.
CONTINENTAL PAPER COMPANY
DIRECTCOM NETWORKS, INC.
EUROMEDIA GROUP, INC.
FORTV HOLDINGS LLC
GEMSTAR DEVELOPMENT CORPORATION
GEMSTAR–TV GUIDE INTERACTIVE, LLC
GEMSTAR–TV GUIDE INTERNATIONAL, INC.
GEMSTAR–TV GUIDE MARKETING LLC
G–TV GUIDE, LLC
INDEX SYSTEMS INC
IPG DEVELOPMENT VENTURE, LLC JUMPTHESHARK.COM, INC.
NETWORKS CTS, INC.
ODS PROPERTIES, INC.
PDT HOLDINGS, INC.
SNTV ACQUISITION, INC.
SNTV, LLC
SPACECOM SYSTEMS, INC.
STARSIGHT TELECAST, INC.
TRACKSIDE LIVE PRODUCTIONS, LLC
TV GUIDE AFFILIATE SALES & MARKETING, INC.
TV GUIDE DATA SOLUTIONS, INC.

TV GUIDE DISTRIBUTION, INC.
TV GUIDE ENTERTAINMENT GROUP, INC.
TV GUIDE ENTERTAINMENT PROPERTIES, INC.
TV GUIDE INTERACTIVE GROUP, INC.
TV GUIDE INTERACTIVE, INC.
TV GUIDE INTERNATIONAL IPG, INC.
TV GUIDE INTERNATIONAL, INC.
TV GUIDE MAGAZINE GROUP, INC.
TV GUIDE MEDIA SALES, INC.
TV GUIDE MEDIA SERVICES, INC.
TV GUIDE MOBILE ENTERTAINMENT, INC.
TV GUIDE NETWORKS, INC.
TV GUIDE ON SCREEN, INC.
TV GUIDE ONLINE, INC.
TV GUIDE ONLINE, LLC
TV GUIDE PRODUCTIONS, INC.
TV GUIDE VISION GROUP, INC.
TV GUIDE, INC.
TVSM PUBLISHING, INC.
TVSM, INC.
UNITED VIDEO PROPERTIES, INC.
UV CORP.
UV HOLDINGS, INC.
UV VENTURES, INC.
VIDEO TV, INC.,
as Guarantors

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.

For itself and as Representative of the other Initial Purchasers named in Schedule 1 to the Purchase Agreement.

By:
Name:
Title: